Exhibit 99.1

CARMIKE CINEMAS ANNOUNCES SENIOR MANAGEMENT CHANGES

Michael W. Patrick Departs Carmike

– S. David Passman, Carmike’s Lead Independent Director, Named Non-Executive Chairman

COLUMBUS, GA – January 20, 2009 – Carmike Cinemas, Inc. (NASDAQ: CKEC) announced today the departure of its chief executive officer and president, Michael W. Patrick, effective Monday, January 19, 2009. Mr. Patrick remains a member of Carmike’s board of directors.

The board of directors has appointed S. David Passman III, currently Carmike’s lead independent director, as the non-executive chairman of the board of directors. In addition, the board of directors has established an Office of the Chairman. The Office of the Chairman will focus on the strategic direction of Carmike and transition Carmike to new chief executive leadership. The Office of the Chairman will include Mr. Passman, as non-executive chairman of the board, Fred W. Van Noy, Carmike’s chief operating officer, and Richard B. Hare, Carmike’s chief financial officer.

“We thank Michael for his service to Carmike,” said Mr. Passman. “I am honored to have the opportunity to work closely with my fellow board members and Carmike’s senior management team as non-executive chairman to seek new opportunities to create shareholder value. I have confidence in our team at Carmike and believe the company is poised to take full advantage of the opportunity presented by digital cinema. We are optimistic about Carmike’s future.”

Mr. Passman, 56, has been a member of Carmike’s board since June 2003 and currently serves as a member of the audit, executive and compensation and nominating committees. Mr. Passman recently retired from his position as the president and chief executive officer of IBS-STL, Inc., a book publishing and distribution company, where he has served since June 2005.

Previously, Mr. Passman served as the president of the Harland Printed Products and Harland Checks divisions of John H. Harland Company, a provider of printed products and software and related services to the financial institution market, from 1999 to 2003. He served as Harland’s chief financial officer from 1996 to 1999. Mr. Passman is a former partner of Deloitte & Touche LLP where he served as the Managing Partner of the Atlanta office from 1993 to 1996.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of September 30, 2008, Carmike had 250 theatres with 2,276 screens in 36 states. Carmike’s digital cinema footprint reaches 2,147 screens, of which 430 are also equipped with 3-D capability. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000. The company’s website is www.carmike.com.

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Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations, and future performance are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding digital cinema opportunities and our plans regarding chief executive officer succession. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.

The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; identified weaknesses in internal control over financial reporting; the effect of our leverage on our financial condition; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Media Contact:	Diana Sturisky or Glen Jackson
Jackson Spalding
(404) 724-2500
dsturisky@jacksonspalding.com or gjackson@jacksonspalding.com

Investor Contact:	Diana Sturisky
Jackson Spalding
(404) 724-2500
dsturisky@jacksonspalding.com